UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 26, 2021
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement
On August 31, 2021, Atlas Financial Holdings, Inc. (the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders of approximately 48% (the “Supporting Noteholders”) of the Company’s 6.625% senior unsecured notes due 2022 (the “Notes”) issued pursuant to that certain Indenture dated as of April 26, 2017, as amended and supplemented by the First Supplemental Indenture of even date (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The RSA memorializes the agreed-upon terms for a financial restructuring through an exchange of the Notes on the terms and conditions set forth in the Exchange Term Sheet attached as an exhibit to the RSA (the “Note Exchange”). The RSA contemplates that the Note Exchange will be effectuated through (i) a scheme of arrangement in respect of the Notes pursuant to section 86 of Part IV of the Companies Act (2021 Revision) of the Cayman Islands (the “Scheme”) and (ii) a recognition proceeding with respect to the Scheme pursuant to chapter 15 of title 11 of the United States Code. Under the terms of the RSA, the Note Exchange is expected to be completed by March 1, 2022, resulting in a one-for-one note exchange with a five-year extension of the stated maturity and other agreed modifications. The Company expects that the contemplated exchange will enable it to satisfy its obligations under the new notes and create value for stakeholders.

Each Supporting Noteholder is fully supportive of the proposed Note Exchange and has agreed, as reflected in the RSA, to, among other things, (i) work in good faith with the Company and its advisors to implement the Note Exchange as soon as possible in a manner consistent with the terms of the RSA; (ii) support the Note Exchange and vote and exercise any powers or rights available to it in favor of any matter requiring approval to the extent necessary to implement the Note Exchange; (iii) not take, direct, encourage, assist or support (or procure that any other person takes, directs, encourages, assist or supports) any action which would, or would reasonably be expected to, breach or be inconsistent with the RSA or the Note Exchange, or delay, impede, or prevent the implementation or consummation thereof; (iv) oppose any party or person from taking any Restricted Actions (as defined in the RSA); (v) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Restructuring Documents (as defined in and consistent with the RSA) to which it is required to be a party and coordinate its activities with the other parties (to the extent practicable and subject to the terms of the RSA) in respect of all matters concerning the implementation and consummation of the RSA; and (vi) cooperate with and assist the Company in obtaining additional support for the Note Exchange from the Company’s stakeholders. The RSA allows other holders of the Notes to accede to the RSA and become Supporting Noteholders.

The RSA may be terminated upon the occurrence of certain events set forth in the RSA, including if the Note Exchange is not effectuated by March 1, 2022.

DLA Piper LLP (US) is acting as restructuring legal counsel to the Company, together with Conyers Dill & Pearman LLP retained as Cayman Islands local counsel, in connection with the Note Exchange.

Although the Company intends to pursue the Note Exchange in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

Credit Agreement
On September 1, 2021, the Company and certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), entered into a Convertible Senior Secured Delayed-Draw Credit Agreement (the “Credit Agreement”), agented by Sheridan Road Partners, LLC (in such capacity, the “Agent”), with certain Supporting Noteholders named therein as lenders (the “Lenders”), pursuant to which the Lenders made available to the Borrowers a term loan facility in the aggregate principal amount of $3,000,000 (the “Term Loans”). The Lenders will advance $2 million of the Term Loans shortly after closing (subject to the satisfaction by Borrowers of certain funding conditions), and $1 million under delayed draws of the Term Loans may be accessed by the Borrowers within 18 months of closing, in each case, subject to the terms and conditions set forth in the Credit Agreement. The Borrowers can use the proceeds of the Term Loans for funding the pending exchange of the Notes and for payments of certain agreed upon permitted expenditures. Interest will accrue on the funded Term Loans at 12% per annum and may be paid in cash or in kind; provided, that upon the occurrence and during the continuance of an event of default, the interest rate would be increased to 14% per annum and any such interest must be paid in cash by the Borrowers. The term of the term loan facility is 24 months.

As a set-up fee for the term loan facility, 2,750,000 ordinary shares, $0.003 par value per share, of the Company (the “ordinary shares”) were issued to the lenders upon execution of the agreement, and up to an additional 2,250,000 ordinary shares may be issued in connection with the delayed draws, if utilized. In addition, borrowed principal can be converted at any time into ordinary shares at the applicable Lender’s discretion at a rate of $0.35 per share, and upon such conversion, interest payable under the Credit Agreement that is deemed to be part of the principal amount of the Term Loans pursuant to the Credit Agreement, if any, may be paid in cash in the Borrowers’ discretion or converted into ordinary shares at the same rate as the principal.

Under the Credit Agreement, the Borrowers have the option at any time to prepay the Term Loans in whole or in part subject to the payment of certain yield protection payments. The Lenders have the right to demand prepayment, along with payment of certain yield protection payments, upon the occurrence of an event of default, change of control, sale of certain assets of the Borrowers, a casualty event, eminent domain, or condemnation, in each case, subject to certain negotiated limitations.

The Credit Agreement requires the Borrowers to comply with customary affirmative and negative covenants, including covenants governing and restricting indebtedness, liens, investments, sales of assets, distributions, and fundamental changes in the Borrowers’ organizational structure and line of business and maintaining certain levels of liquidity. Upon the funding of the $2 million in Term Loans, the Agent, on behalf of the Lenders, will have a first priority perfected security interest in and against substantially all of the assets of the Borrowers to guarantee the payment in full of the Term Loans and all other obligations under the Credit Agreement and related loan documentation. Such security will include equity pledges granted by the applicable Borrowers in favor of the Agent, on behalf of the Lenders, in the Company’s direct and indirect subsidiaries American Insurance Acquisition Inc., Anchor Group Management Inc., Anchor Holdings Group, Inc., optOn Digital IP Inc., optOn Insurance Agency Inc., UBI Holdings Inc. and Plainview Premium Finance Company, Inc. Upon payment in full of the Term Loans, the Company would have no further obligations to the Agent and the Lenders under the Credit Agreement and other related loan documentation other than the obligation to register the ordinary shares issued pursuant to the Credit Agreement, and the security interest granted by the Borrowers in favor of the Agent, on behalf of the Lenders, would be released.

The RSA and the Credit Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report. The descriptions of the RSA and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the RSA and the Credit Agreement filed herewith as exhibits to this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 26, 2021, an Event of Default (as defined in the Indenture) occurred under the terms of the Company’s 6.625% senior unsecured notes due 2022 (referred to as the Notes). The Company did not pay the quarterly interest in the aggregate amount of $414,062.50 that was due and payable on July 26, 2021 (the “July Interest Payment”), and the 30-day grace period for such payment expired when the overdue amount was not paid on or before August 25, 2021 pursuant to the terms of the Indenture.

The Notes were issued by the Company under the Indenture on April 26, 2017 in an aggregate principal amount of $25 million with a 6.625% interest rate and a stated maturity date of April 26, 2022. Interest on the senior unsecured notes is payable quarterly on each January 26, April 26, July 26 and October 26. The Notes rank senior in right of payment to any of the Company’s existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment to the Notes. The Notes rank equally in right of payment to all of the Company’s existing and future senior indebtedness but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. In addition, the Notes are structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries.

If the Trustee or other holders of the Notes exercise any remedies under the Indenture or applicable law, such remedies may have a material adverse effect on the Company’s financial condition, cash flows and ability to continue to operate.

Among other remedies, so long as such Event of Default is continuing and is not remedied or waived to the extent permitted by the terms of the Indenture, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes, by notice in writing to the Company (and to the Trustee if given by holders), may declare the principal of all of the Notes and the interest accrued thereon to be due and payable immediately.

Under the terms of the Indenture, if at any time after the principal of the Notes is declared due and payable the Company deposits with the Trustee a sum sufficient to pay all matured interest upon all of the Notes and certain other amounts called for by the Indenture that have become due other than by such declaration (including certain amounts due to the Trustee under the Indenture) and subject to certain other conditions set forth in the Indenture, then the holders of at least a majority in aggregate principal amount of the outstanding Notes may rescind and annul such declaration and its consequences.

The holders of a majority in aggregate principal amount of the outstanding Notes also have the right under the Indenture to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by the Indenture, all subject to certain limitations set forth in the Indenture.

The Company, however, has been in dialogue with certain holders of the Notes that in the aggregate represent the majority of the outstanding Notes (approximately 54.65% of the outstanding Notes) (the “Forbearing Noteholders”), and such Forbearing Noteholders have agreed in executed letters of understanding not to accelerate, enforce, collect or recover, or take any steps to accelerate, enforce, collect or recover, any sum payable under the Indenture or otherwise against the Company (or instruct the Trustee to take any of such actions), including exercising any default-related rights and/or remedies under the Indenture for a period of 30 days after the occurrence of any Event of Default arising from non-payment of the July Interest Payment.

The Forbearing Noteholders also submitted their respective letters to the Trustee (and provided copies thereof to the Company) (i) acknowledging to the Trustee the Forbearing Noteholders’ individual understanding and support of the Company’s decision not to make the July Interest Payment as a measure to preserve the Company’s liquidity while the Company is securing additional financing and otherwise considering the best path forward and (ii) communicating to the Trustee their agreement to forbear (as described in the preceding paragraph). The Forbearing Noteholders have requested that the Trustee does not, and does not take any action to, accelerate, enforce, collect or recover any sum payable under the Indenture or otherwise against the Company, including exercising any default-related rights and/or remedies under the Indenture for a period of 30 days after the occurrence of the Event of Default arising from non-payment of the July Interest Payment. The Forbearing Noteholders have also requested that the Trustee provide prompt notice to the Forbearing Noteholders to the extent the Trustee considers taking any action to the contrary, whether unilaterally or upon instructions from the requisite holders of the Notes, and in any event prior to taking any such actions.

The descriptions of the terms of the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture as previously filed.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the 2,750,000 ordinary shares to be issued upon execution of the Credit Agreement is incorporated herein by reference. Such ordinary shares are expected to be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 1, 2021, the Company issued a press release announcing the RSA and the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Restructuring Support Agreement, dated August 31, 2021, by and among Atlas Financial Holdings, Inc. and the noteholders named therein*
10.2
Convertible Senior Secured Delayed-Draw Credit Agreement, dated September 1, 2021, by and among Atlas Financial Holdings, Inc. and certain subsidiaries, Sheridan Road Partners, LLC, as agent, and the lenders named therein*

99.1	Press Release, dated September 1, 2021, issued by Atlas Financial Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this exhibit (indicated by "[*****]") have been omitted pursuant to Item 601(b)(10) of Regulations S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
September 1, 2021